SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is executed as of February 15, 2017, by and between WSI ROCHESTER, INC., a Minnesota corporation, whose address is 213 Chelsea Road, Monticello, MN 55362 (hereinafter called “Guarantor”) does hereby grant unto TRADITION CAPITAL BANK, a Minnesota state banking corporation, whose address is 7601 France Avenue South, Suite 140, Edina, MN 55435 (hereinafter called “Lender”), a security interest in the following described property (hereinafter called “Collateral”):

1. Collateral.

A.	All equipment of Guarantor, whether now owned or hereafter acquired, including, but not limited to, all present and future machinery, fixtures, parts and tools, and goods described in any equipment schedule or list herewith or hereafter furnished to Lender by Guarantor (but no such schedule or list need be furnished in order for the security interest granted herein to be valid as to all of Guarantor’s equipment).

B.	All inventory of Guarantor, whether now owned or hereafter acquired and wherever located, including any inventory used in connection with Guarantor’s operation of its business.

C.	Each and every right of Guarantor for the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by Guarantor, out of membership dues, capital calls, capital assessments, transfer fees or any similar type fees or assessments, out of a loan by Guarantor, out of the overpayment of taxes or other liabilities of Guarantor, or otherwise arises under any contract, lease or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Guarantor may at any time have by law or agreement against any account Guarantor or other obligor obligated to make any such payment or against any of the property of such account Guarantor or other obligor; all including, but not limited to, all present and future debt instruments, chattel paper, loans and obligations receivables, tax refunds and accounts, including checking, escrow, deposit, maintenance, earnest money and certificate of deposits.

D.	All general intangibles of Guarantor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits, licenses, warranties and franchises, and the right to use Guarantor’s name.

All substitutions and replacements for and products of any of the foregoing property not constituting consumer goods and together with proceeds of any and all of the foregoing property and, in case of all tangible collateral, together with all accessions and, except in the case of consumer goods, together with all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods.

2. To secure prompt payment to Lender at the address stated above or such other place as designated in a Revolving Promissory Note, of even date herewith, executed by WSI Industries, Inc., a Minnesota corporation (hereinafter called “Borrower”) to Lender up to the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) with interest as provided therein, and any and all extensions and renewals thereof, and any and all future advances made by Lender to Borrower at Lender’s option, together with all other liabilities of Borrower to Lender (primarily, secondarily, direct, contingent, sole, joint, or several) due or to become due or which may have been heretofore, or may be hereafter, contracted or acquired and the performance by Borrower of all of the terms and conditions of this Security Agreement (hereinafter referred to as “Obligations”).

GUARANTOR WARRANTS, REPRESENTS AND AGREES THAT:

1. Guarantor is or will be the owner of the Collateral which shall be free of all liens, encumbrances and security interests except purchase money security interests as specific pieces of equipment as approved by Lender (the “Existing Liens”) and has authority to execute this Security Agreement.

2. Any and all accounts receivable which are Collateral are genuine and enforceable, and there are no offsets, counterclaims, or defenses to any of them.

3. Guarantor’s inventory, books, records, contract rights and other property above specified relating to the Collateral are or will be kept at the location of 213 Chelsea Road, Monticello, MN 55362 and Guarantor will not, without the prior written consent of Lender, remove or permit the same to be removed from the location or locations set forth above.

4. Guarantor will keep the Collateral insured at all times against loss by fire and/or other hazards concerning which, in the judgment of Lender, insurance protection is reasonably necessary, in a company or companies satisfactory to Lender and in amounts sufficient to protect Lender against loss or damage to said Collateral and will pay the premiums therefor; that such policy or policies of insurance will be delivered to and held by Lender, together with loss payable clauses in favor of Lender as its interest may appear, in form satisfactory to Lender; and Lender may act as attorney for Guarantor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts.

5. No financing statement covering the Collateral, or any part thereof, is on file in any public office, except the financing statement to be filed by Lender concurrent herewith and financing statements in connection with the Existing Liens.

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6. Guarantor will at any time or times hereafter execute such financing statements and other instruments and perform such acts as Lender may request to establish and maintain a valid security interest in the Collateral, and will pay all costs of filing and recording.

7. Until Lender shall notify Guarantor of the revocation of such power and authority, Guarantor will, at its own expense, endeavor to collect, as and when due, any accounts which are Collateral. Upon the occurrence of an Event of Default (as defined herein) Guarantor will, at the Lender’s request, deliver all proceeds of such collections to Lender at its request.

8. Guarantor will not compromise any accounts which are Collateral without the prior written consent of Lender.

9. At any time before or after an Event of Default, Lender may, and at the request of Lender Guarantor shall, promptly notify any account borrower or obligor of any account, instrument, chattel paper, other right to payment or general intangible constituting Collateral that the same has been assigned to Lender and direct such account borrower or obligor to make all future payments to Lender.

10. Guarantor will at all times keep accurate and complete records of the Collateral and permit Lender to inspect the same, and the Collateral, at all reasonable times. Guarantor will, upon request of Lender, furnish to Lender such reports and statements as Lender may request with respect to the Collateral and the operation of the Property.

11. If Guarantor at any time fails to perform or observe any agreements herein, Lender, in the name and on behalf of the Guarantor or, at its option in its own name, may perform or observe such agreements and take any action which Lender may deem necessary or desirable to cure or correct such failure. Guarantor irrevocably authorizes Lender and grants Lender a limited power of attorney in the name and on behalf of Guarantor or, at its option in its own name, to take any action deemed by Lender to be necessary or desirable to establish, perfect, protect or enforce the security interest created by this Security Agreement.

12. Guarantor will keep and maintain the Collateral in good order and repair, ordinary wear and tear excepted, and will not sell, encumber, offer to sell, transfer, lease or otherwise dispose of the Collateral other than in the ordinary course of its business without the written consent of Lender.

13. Until the occurrence of an Event of Default, the Guarantor shall be entitled to possession of the Collateral.

14. Guarantor shall be in default under this Security Agreement upon the occurrence of an Event of Default under the Loan Agreement, or if any covenant, warranty or representation of this Security Agreement shall prove to be untrue in any material respect.

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15. In the event of an occurrence of an Event of Default:

(a)	Lender shall have the right, at its option and without demand or notice, to declare all or any part of the Obligations immediately due and payable;

(b)	Lender may exercise, in addition to the rights and remedies granted hereby, all of the rights and remedies of a Lender under the Uniform Commercial Code or any other applicable law;

(c)	Lender may effect all necessary insurance, pay the premiums thereon, and may pay any taxes, liens and encumbrances on the Collateral, and any such payments made by Lender with interest at the highest legal rate allowed by law shall be a part of the Obligations;

(d)	Guarantor agrees to make the Collateral available to Lender; and

(e)	Guarantor agrees to pay all reasonable costs and expenses of Lender, including reasonable attorneys’ fees, in the collection of any of the Obligations or the enforcement of any of Lender’s rights.

16. The following terms and conditions shall apply to this Security Agreement:

(a)	If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonable and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to Guarantor at the address shown herein.

(b)	Waiver of any default hereunder by Lender shall not be a waiver of any other default or of a same default on a later occasion. No delay or failure by Lender to exercise any right or remedy shall be a waiver of such right or remedy and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy at any other time.

(c)	This Security Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of Minnesota, without regard to principles of conflicts of law. If any part of this Security Agreement shall be adjudged invalid, the remainder shall not thereby be invalidated.

(d)	If more than one party shall sign this Security Agreement, the term “Guarantor” shall mean all such parties and each of them and all such parties shall be jointly and severally obligated hereunder. All rights of Lender shall inure to the benefit of the Lender’s successors and assigns, and all obligations of Guarantor shall bind Guarantor’s successors and assigns.

(e)	This Security Agreement contains the entire agreement between the parties, and no oral agreements shall be binding.

17. The Guarantor represents, certifies, warrants and agrees that the Guarantor understands all of the provisions of this Security Agreement. The Guarantor also agrees that compliance by the Lender with the express provisions of this Security Agreement shall constitute good faith and shall be considered reasonable for all purposes.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Security Agreement on the day and year first above written.

LENDER:	GUARANTOR:

TRADITION CAPITAL BANK,	WSI ROCHESTER, INC.,
a Minnesota state banking corporation	a Minnesota corporation

By:	/s/ Natalia Armitage	By:	/s/ Paul D. Sheely
	Natalia Armitage		Paul D. Sheely
Its:	Senior Vice President	Its:	Chief Financial Officer

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